UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 31, 2007

BUSINESS OBJECTS S.A.
(Exact name of registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
157-159 rue Anatole France, 92300 Levallois-Perret, France
(Address of principal executive offices, including zip code)
(408) 953-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.65.1
EXHIBIT 10.80.1
EXHIBIT 10.84.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 31, 2007, David Kennedy and James Tolonen each entered into amendments to their respective change of control severance agreements with Business Objects S.A. (the “Company”) (the “Amended Change of Control Agreements”). The Amended Change of Control Agreements provide that, following a change of control in connection with the proposed transaction by and among the Company and SAP AG (the “Change of Control”), and upon the earlier to occur of (i) July 1, 2008, or (ii) the date of termination of Mr. Kennedy’s or Mr. Tolonen’s employment by the Company or the relevant executive for any or no reason, the Company will pay to Mr. Kennedy or Mr. Tolonen, as the case may be, the cash payments set forth in section 3(a)(i) of the Change of Control Agreements entitled “Severance Payment”. The Severance Payment to each of Mr. Kennedy and Mr. Tolonen will be subject to their releasing the Company from any claims they may have (each a “Release”), and will be in lieu of any other cash severance payments that may have otherwise become due and payable under the original change of control agreements. Payment of the Severance Payments may be delayed for six months if required to avoid additional taxation under Internal Revenue Code Section 409A.
The Amended Change of Control Agreements also provide that upon the Change of Control, Mr. Kennedy and Mr. Tolonen will be entitled to immediate vesting of 100% of their respective outstanding stock options, restricted stock units and any other equity compensation as described in section 3(a)(ii) of their respective Change of Control Agreements entitled “Options; Restricted Shares, Other Equity Compensation” (the “Accelerated Vesting”). Mr. Kennedy and Mr. Tolonen will be required to enter into a Release as a condition to obtaining the Accelerated Vesting.
The amendments to the Change of Control Agreements further provide that Mr. Kennedy and Mr. Tolonen will be entitled to partially subsidized medical and life insurance benefits for a period of up to eighteen (18) months following termination of their employment with the Company (the “Extended Benefits”). Mr. Kennedy and Mr. Tolonen will be required to enter into a Release as a condition to obtaining the Extended Benefits.
The Amended Change of Control Agreement between the Company and James Tolonen is attached as Exhibit 10.80.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Amended Change of Control Agreement between the Company and David Kennedy is attached as Exhibit 10.84.1 to this Current Report on Form 8-K and is incorporated herein by reference. The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended Change of Control Agreements attached hereto.
On December 31, 2007, John Schwarz entered into an amendment (the “Schwarz Amendment”) to his offer letter dated September 9, 2005, with the Company (the “Schwarz Offer Letter”). The Schwarz Amendment provides that, subject to the Change of Control and Mr. Schwarz’s entering into a Release (i) the Company will pay to Mr. Schwarz the cash payments set forth in the subsection (1) of the section entitled “Change of Control” of the Schwarz Offer Letter, (ii) Mr. Schwarz will be entitled to immediate 100% vesting of his outstanding stock options, restricted stock units and any other equity compensation as described in subsection (3) of the section entitled “Change of Control” of the Schwarz Offer Letter and (iii) Mr. Schwarz will be entitled to partially subsidized medical insurance benefits for a period of up to eighteen (18) months following termination of his employment with the Company. These severance benefits will be in lieu of any other payments, benefits and vesting acceleration that may have otherwise become due and payable under the Schwarz Offer Letter.
The Schwarz Amendment is attached as Exhibit 10.65.1 to this Current Report on Form 8-K and is incorporated herein by reference. The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Schwarz Amendment attached hereto.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.65.1	Amendment to Offer Letter between John Schwarz and Business Objects, dated December 31, 2007
10.80.1	Amendment to Change of Control Agreement between James Tolonen and Business Objects, dated December 31, 2007
10.84.1	Amendment to Change of Control Agreement between David Kennedy and Business Objects, dated December 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer

Date: January 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.65.1	Amendment to Offer Letter between John Schwarz and Business Objects, dated December 31, 2007
10.80.1	Amendment to Change of Control Agreement between James Tolonen and Business Objects, dated December 31, 2007
10.84.1	Amendment to Change of Control Agreement between David Kennedy and Business Objects, dated December 31, 2007